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EXHIBIT 23


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the incorporation by reference in this Annual Report on Form 10-K for the year ended March 31, 2002 of our report dated May 20, 2002, included in the 2002 Annual Report to Stockholders of Medical Action Industries Inc.

We also consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 33-66038, 333-14993, 333-65585 and 333-83926) pertaining to the
1989 Non-Qualified Stock Option Plan and the 1994 Stock Incentive Plan of Medical Action Industries Inc., and the Registration Statement (Form S-8 No. 33-35015) pertaining to the 1996 Non-Employee Director Stock Option Plan of Medical Action Industries Inc. of our reports dated May 20, 2002, included and incorporated by reference in this Annual Report on Form 10-K of Medical Action Industries Inc. for the year ended March 31, 2002.





                                                              GRANT THORNTON LLP

Melville, New York
June 25, 2002



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